UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 28, 2005

VIKING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-49636	86-0913802
(Commission File Number)	(IRS Employer Identification No.)

7514 Girard Ave., Ste. 1509, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

858-456-6608

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes In Registrant’s Certifying Accountant

(a)  Effective December 28, 2005, Tanner, LC (“Tanner”), resigned as the independent registered public accounting firm of Viking Systems, Inc. (the “Registrant”).

The reports of Tanner on the financial statements of the Registrant as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the addition of an explanatory paragraph expressing substantial doubt about the Registrants ability to continue as a going concern.

During the years ended December 31, 2004 and 2003 and through December 28, 2005, there were no disagreements with Tanner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Tanner, would have caused Tanner to make a reference to the subject matter of the disagreement in its reports on the Registrant’s financial statements for such periods.

There were no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)) during the years ended December 31, 2004 and 2003 or the subsequent interim period through December 28, 2005, except that Tanner reported in the letters to the Registrant’s audit committee and board of directors, dated November 14, 2005 and March 31, 2005, that it had identified deficiencies that existed in the design or operation of the Registrant’s internal control over financial reporting that it considered to be “significant deficiencies” and “material weaknesses.” These significant deficiencies and material weaknesses in the Registrant’s internal control consisted of (1) lack of controls over the initial accounting for and disclosure of certain revenue, debt, and equity transactions, (2) lack of segregation of incompatible duties in the accounting function, (3) lack of controls over the preparation of the statements of stockholders’ equity and cash flows and other footnote disclosures, and (4) lack of controls over expense reimbursements. Tanner, through the previously mentioned letters, informed the board of directors and the audit committee of the board of directors that the lack of these internal controls could lead to the Registrant not being in a position to develop reliable financial statements. The Registrant also disclosed these significant deficiencies and material weaknesses to the Registrant’s audit committee and board of directors. The Registrant's audit committee discussed these significant deficiencies and material weaknesses with Tanner.  The Registrant has authorized Tanner to respond fully to any inquiries by Peterson & Co. LLP regarding these significant deficiencies and material weaknesses in internal control.

Additional effort is needed to fully remedy these significant deficiencies and material weaknesses and the Registrant is continuing efforts to improve and strengthen its system of internal control over accounting and financial reporting. The Registrant’s audit committee is working with Registrant’s management and outside advisors to implement internal controls over accounting and financial reporting that are adequate and effective.

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The Registrant has requested that Tanner furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated January 17, 2006 is filed herewith as Exhibit 16.

(b)  On December 28, 2005, upon the authorization and approval of the audit committee of its board of directors, the Registrant engaged Peterson & Co. LLP (“Peterson”) as its independent registered public accounting firm. No consultations occurred between the Registrant and Peterson during the years ended December 31, 2004 and 2003 and through December 28, 2005 regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Registrant’s financial statements, or other information provided that was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit Number	Description

16	Letter From Tanner LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 17, 2006	VIKING SYSTEMS, INC.

By: /s/ Thomas B. Marsh
President

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